                                                                    EXHIBIT 10.4

                           [LETTERHEAD APPEARS HERE]

                                  July 7, 1999

Mr. Karim Alibhai
10777 Westheimer
Suite 1000
Houston, TX 77042

Dear Karim:

     This letter agreement (the "Agreement") confirms the agreement that we have reached regarding your resignation from your regular, full-time employment and all offices you held with Wyndham International, Inc. ("WII") and its related and affiliated entities (collectively, "Wyndham").

     This Agreement does not constitute and should not be construed as an admission by Wyndham or Patriot American Hospitality, Inc. ("PAHI") and its related and affiliated entities (collectively with PAHI, "Patriot") (Wyndham and Patriot, collectively hereinafter referred to as the "Companies") that they have in any way violated any legal obligation that they owe to you or to any other person or as an admission by you that you have in any way violated any legal obligation that you owe to the Companies or to any other person. To the contrary, the parties' willingness to enter into this Agreement demonstrates that they are continuing to deal with each other fairly and in good faith.

     With those understandings and in exchange for the promises set forth below, you and the Companies agree as follows:

     1.   Resignation
          -----------

     You hereby confirm that you resigned as an employee of WII effective as of June 30, 1999 (the "Resignation Date"). You also hereby confirm that you resigned from your offices of President and Chief Operating Officer of WII and any and all employment, offices and board of directors seats (other than your directorship on WII's Board) that you held with any of the other Companies as of the Resignation Date. The Companies hereby confirm that said resignations were accepted by the Companies.

     WII agrees to nominate you as a Class 3 Director for the Board of Directors of WII ("Board") in connection with the merger of WII and PAHI. In the event that the Board establishes and delegates certain of its authority to an executive committee of the

Mr. Karim Alibhai
July 7, 1999
Page 2


Board, WII shall recommend and support your candidacy for a seat on such committee to the extent that the structure of such a committee so permits.

     2.   Compensation and Benefit
          ------------------------

          (a)  Repricing of Outstanding Options. As of June 1, 1999, all of your
               --------------------------------
outstanding options to purchase 601,065 paired shares of the common stock of WII and PAHI ("Paired Shares") hereby are canceled, and in lieu thereof you are granted fully vested new options to purchase 100,000 shares of common stock of WII (formerly denominated as Paired Shares) at a purchase price of $5. 1875 per share (the "New Options"). The New Options shall remain fully exercisable until June 30, 2002 and otherwise shall remain subject to the terms of paragraphs 2(c), 2(d), 7, 8, 9, 11, 12, and 14 of the Patriot American Hospitality Operating Company Non-Qualified Stock Option Agreement dated as of June 12, 1998 by and between you and PAHI.

          (b)  Pro Rata Bonus. The Companies agree to pay you, on or within a
               --------------
reasonable time after the annual compensation determination date established by the Board, a lump sum of One Hundred Eighty-Thousand Dollars ($180,000) as a pro rata incentive bonus for 1999.

          (c)  Benefit Continuation. You may continue to participate in WII's
               --------------------
group health, dental, life and disability insurance plans in which, and to the same extent as, you are currently participating for up to two (2) years from the Resignation Date, with the cost of the regular premium for such benefits shared in the same relative proportion by you and WII as in effect for senior executives of WIT on the Resignation Date; provided that nothing in this Section
                                           --------
2(c) shall be construed to affect your or your dependents' rights thereafter (i) to receive continuation coverage to the extent authorized by and consistent with 29 U.S.C. (S) 1161 et seq. (commonly known as "COBRA") and applicable group health and dental plan terms, or (ii) convert your coverage under the life and disability plans to individual coverage to the extent authorized by and consistent with applicable group life and disability plan terms, in all cases entirely at your or their own cost after your right to cost sharing under this
Section 2(c) ends.

          (d)  Office. WII shall continue to provide you with the use of one
               ------
support staff member through December 31, 1999 (Natalie Dixon to the extent she remains employed by WII). WII shall make a suitable office at its corporate headquarters available to the assigned support staff member through December 31, 1999.

Mr. Karim Alibhai
July 7, 1999
Page 3


          (e)  Hotel Suite. WII shall make Suite 1013 at the Grand Bay Miami
               -----------
available to you for your use through November 21, 1999.

          (f)  Other Benefits. Except as expressly provided above, your
               --------------
eligibility to participate in any of the Companies' respective employee benefit plans and programs ceases on or after the Resignation Date in accordance with the terms and conditions of each of those benefit plans and programs and your rights to benefits under any of the employee benefit plans and programs, if any, are governed by the terms and conditions of each of those employee benefit plans and programs.

     3.   Release of Claims
          -----------------

          (a)  Release by Mr. Alibhai. You voluntarily and irrevocably release
               ----------------------
and discharge the Companies, their related or affiliated entities, and their respective predecessors, successors, and assigns, and, solely in their respective capacities as such, the current and former officers, directors, shareholders, employees, and agents of each of the foregoing (any and all of which are referred to as "Releasees") generally from all charges, complaints, claims, promises, agreements, causes of action, damages, and debts that relate in any manner to your employment with or services as an employee for the Companies, known or unknown ("Claims"), which you have, claim to have, ever had, or ever claimed to have had against any of the Releasees through the date on which you execute this Agreement. This general release of Claims includes, without implication of limitation, all Claims for or related to: the Employment Agreement; the compensation provided to you by the Companies; your resignations as described in Section 1; wrongful or constructive discharge; breach of contract; breach of any implied covenant of good faith and fair dealing; tortious interference with advantageous relations; intentional or negligent misrepresentation, fraud or deceit; infliction of emotional distress, and unlawful discrimination under the common law or any statute (including, without implication of limitation, the Employee Retirement Income Security Act, Title VII of the Civil Rights Act of 1964, the American with Disabilities Act, Tex. Lab. Code (S) 21.001, et seq., and Tex. Hum. Res. Code (S) 121.001, et seq.). You also waive any Claim for reinstatement, severance, incentive or retention pay (except as expressly provided in this Agreement), attorney's fees, or costs, relating to the Claims.

     You agree that you will not hereafter pursue any Claim against any Releasee by filing a lawsuit in any local, state or federal court for or on account of anything which has occurred up to the date on which you execute this Agreement as a result of your employment, and you shall not seek reinstatement with, or damages of any nature, severance, incentive or retention pay, attorney's fees, or costs from the Companies or any of the other Releasees; provided, however,
                                                           --------
that nothing in this general release shall

Mr. Karim Alibhai
July 7, 1999
Page 4


be construed to bar or limit your rights, if any, to indemnification subject to and in accordance with the terms of the By-Laws of WII and the Indemnification Agreement, dated as of May 23, 1998, by and among you, WII and PAHI (the "Indemnification Agreement"), or to enforce your rights under this Agreement.

          (b)  Release by the Companies. The Companies, on behalf of themselves
               ------------------------
and their respective predecessors, successors, assigns, directors (but only in their capacities as directors of the Companies) and officers (but only in their capacities as officers of the Companies) voluntarily and irrevocably release and discharge you and your successors, assigns, heirs and survivors from any and all charges, complaints, claims, promises, agreements, causes of action, damages and debts (including attorney's fees and costs actually incurred) which any of them have, claim to have, ever had or ever claimed to have had against you through the date hereof, that are known to the Companies or that presently are not actually known to senior management of the Companies but that directly or indirectly arise out of, relate to or concern good faith acts or omissions by you during the course of your employment undertaken or not undertaken in the reasonable belief that such acts or omissions were in or not opposed to the best interests of the Companies ("WII Claims").

     The Companies further represent that they do not have any knowledge at this time of any acts or omissions by you that would give rise claims not otherwise released in the previous paragraph.

     4.   Employment Agreement
          --------------------

     This Agreement supersedes all provisions of the Employment Agreement other than Paragraphs 4, 5 (as amended and restated hereinbelow), 8(c), 13 and 15 thereof. Paragraphs 4, 5 (as amended and restated hereinbelow), 8(c), 13 and 15 of the Employment Agreement are incorporated herein by reference and shall continue to bind you in accordance with their respective terms. The parties hereby agree that Paragraph 5 of the Employment Agreement, however, is incorporated herein only to the extent amended and restated as follows:

     The provisions of this Paragraph 5 shall apply during Executive's employment with the Company and for a period of twelve (12) months thereafter. In consideration for Executive's employment by the Company under the terms provided in this Agreement and as a means to aid in the performance and enforcement of the terms of the Unauthorized Disclosure provisions of Paragraph 4, Executive agrees that Executive will not, directly or indirectly, solicit or induce any present or future employee of the Company or Affiliated Company to accept employment with Executive or

Mr. Karim Alibhai
July 7, 1999
Page 5


     with any business, operation, corporation, partnership, association, agency, or other person or entity with which Executive may be associated, and Executive will not employ or cause any business, operation, corporation, partnership, association, agency, or other person or entity with which Executive may be associated to employ any present or future employee of the Company or Affiliated Company without providing the Company or Affiliated Company with ten (10) days' prior written notice of such proposed employment. Should Executive violate the provisions of this Paragraph 5, then in addition to all other rights and remedies available to the Company or Affiliated Company at law or in equity, the duration of this covenant shall automatically be extended for the period of time from which Executive began such violation until he permanently ceases such violation.

     The parties further agree that Paragraph 8(c) (Gross Up Payment) of the Employment Agreement shall be applied with respect to the payments to you under this Agreement if such payments results in an Excise Tax (as defined in the Employment Agreement).

     The Employment Agreement, except for Paragraphs 4, 5 (as amended and restated herein), 8(c), 13 and 15 thereof, shall terminate on the Resignation Date.

     5.   Return of Property
          ------------------

     All documents, records, material and all copies of any of the foregoing pertaining to Confidential Information (as defined in Paragraph 4 of the Employment Agreement), and all software, equipment, and other supplies, whether or not pertaining to Confidential Information, that have come into your possession or been produced by you in connection with your employment ("Property") have been and remain the sole property of the Companies. You confirm that you have returned all Property to the Companies, except for the notebook computer currently in your possession. The Companies agree that you may keep the notebook computer, so long as you first permit the Companies to remove any Confidential Information from it. In no event should this provision be construed to require you to return to the Company any document or other materials concerning your remuneration and benefits during your employment with the Companies. The Companies agree to return to you, promptly upon your request, such of your property as may be in the possession of any of the Companies.

Mr. Karim Alibhai
July 7, 1999
Page 6


     6.   Nondisparagement
          ----------------

     You agree not to take any action or make any statement, written or oral, which disparages or criticizes the Companies or their respective officers, directors, agents, or management and business practices, or which disrupts or impairs the Companies' normal operations. The Companies, on behalf of themselves, agree (a) not to take any action or make any statement, written or oral, which disparages or criticizes you or your management and business practices, and (b) to instruct their respective directors and officers not to take any action or make any statement, written or oral, which disparages or criticizes you or your management and business practices. The provisions of this
Section 6 shall not apply to any truthful statement required to be made by you or the Companies, as the case may be, in any legal proceeding or governmental or regulatory investigation.

     You shall be entitled to review and approve, which approval shall not be unreasonably withheld, the content of any press release or other public statement issued by the Companies concerning your resignation and participate in the transaction call announcing your resignation.

     7.   Additional Representations. Warranties and Covenants
          ----------------------------------------------------

          (a) As a material inducement to the Companies to enter into this Agreement, you represent, warrant and covenant as follows:

          (i) You have not assigned to any third party any Claim released by this Agreement.

          (ii) You have not heretofore filed with any agency or court any Claim released by this Agreement.


          (b) As a material inducement to you to enter into this Agreement, the Companies represent, warrant and covenant as follows:

          (i) The Companies have not assigned to any third party any WII Claims released by this Agreement; and

          (ii) The Companies have not heretofore filed with any agency or court any WII Claims released by this Agreement.

Mr. Karim Alibhai
July 7, 1999
Page 7


     8.   Further Assurances
          ------------------

     Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     9.   Exclusivity
          -----------

     This Agreement sets forth all the consideration to which you are entitled from the Companies by reason of your resignation and the consummation by the Companies of any strategic restructuring or transaction, and you shall not be entitled to or eligible for any payments or benefits under any other Company severance, bonus, retention or incentive policy, arrangement or plan.

     10.  Tax Matters
          -----------

     All payments and other consideration provided to you pursuant to this Agreement shall be subject to any deductions, wititholding or tax reporting that the Companies reasonably determine to be required for tax purposes.

     11.   Acknowledgment
           --------------

     WII hereby acknowledges that a significant portion of the services performed by you on behalf of WII since January 1, 1998 was attributable to pursuing WII's and its related and affiliated entities' interests outside of the United States, including oversight of Arcadian, WII's United Kingdom-based operating division, and that such services included oversight of operations, acquisitions and strategy development for such foreign operations.

     12.  Arbitration of Disputes
          -----------------------

     Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall, to the fullest extent permitted by law, be settled by arbitration in accordance with Paragraph 13 of the Employment Agreement. This
Section 12 shall be specifically enforceable. Notwithstanding the foregoing, this Section 12 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that
                                                                 --------
any other relief shall be pursued through an arbitration proceeding pursuant to this Section 12.

Mr. Karim Alibhai
July 7, 1999
Page 8


     13.  Consent to Jurisdiction
          -----------------------

     To the extent that any court action is permitted consistent with or to enforce Section 12 of this Agreement, the parties hereby consent to the jurisdiction of the state and federal courts in or for Dallas, Texas. Accordingly, with respect to any such court action, you and the Companies (a) submit to the personal jurisdiction of such courts; (b) consent to service of process; and (c) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

     14.  Notices. Acknowledgments and Other Terms
          ----------------------------------------

          (a) You are advised to consult with an attorney before signing this Agreement.

          (b) You acknowledge and agree that the Companies' promises in this Agreement constitute consideration in addition to anything of value to which you are otherwise entitled by reason of the termination of your employment.

          (c) By signing this Agreement, you acknowledge that you are doing so voluntarily and knowingly, fully intending to be bound by this Agreement. You also acknowledge that you are not relying on any representations by any representative of the Companies concerning the meaning of any aspect of this Agreement. You understand that this Agreement shall not in any way be construed as an admission by the Companies of any liability or any act of wrongdoing whatsoever by the Companies against you and that the Companies specifically disclaim any liability or wrongdoing whatsoever against you on the part of themselves and their respective officers, directors, shareholders, employees and agents.

          (d) In the event of any dispute, this Agreement will be construed as a whole, will be interpreted in accordance with its fair meaning, and will not be construed strictly for or against either you or the Companies.

          (e) The laws of the State of Texas will govern any dispute about this Agreement, including any interpretation or enforcement of this Agreement.

          (f) In the event that any provision or portion of a provision of this Agreement shall be determined to be illegal, invalid or unenforceable, the remainder of this Agreement shall be enforced to the fullest extent possible and the illegal, invalid or unenforceable provision or portion of a provision will be amended by a court of

Mr. Karim Alibhai
July 7, 1999
Page 9


competent jurisdiction to reflect the parties' intent if possible. If such amendment is not possible, the illegal, invalid or unenforceable provision or portion of a provision will be severed from the remainder of this Agreement and the remainder of this Agreement shall be enforced to the fullest extent possible as if such illegal, invalid or unenforceable provision or portion of a provision was not included.

          (g) This Agreement may be modified only by a written agreement signed by you and authorized representatives of the Companies.

          (h) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter; provided, that the Indemnification Agreement shall remain in full force and
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effect in accordance with its terms.

          (i) This Agreement shall be binding upon each of the parties and upon their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each party and to their heirs, administrators, representatives, executors, successors, and assigns.

          (j) This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.

Mr. Karim Alibhai
July 7, 1999
Page 10

     If you agree to these terms, please sign and date below and return this Agreement to the General Counsel of WII.

                                        Sincerely,


                                        WYNDHAM INTERNATIONAL, INC.



                                        By: /s/ JAMES D. CARREKER
                                           -------------------------------------
                                           James D. Carreker
                                           Chairman and Chief Executive Officer


                                        PATRIOT AMERICAN HOSPITALITY, INC.



                                        By: /s/ JAMES D. CARREKER
                                           -------------------------------------
                                           James D. Carreker
                                           Chief Executive Officer


Accepted and agreed to:

/s/ KARIM ALIBHAI
-----------------------                 ----------------------------------------
Karim Alibhai                           Date